SUB-ITEM 77Q1(e)

                                AMENDMENT NO. 6
                                       TO
                      MASTER INVESTMENT ADVISORY AGREEMENT

This Amendment dated as of May 23, 2011, amends the Master Investment Advisory Agreement (the "Agreement"), dated November 25, 2003, between AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust, and Invesco Advisers, Inc., a Delaware corporation.

                             W I T N E S S E T H:

WHEREAS, the parties desire to amend the Agreement to (i) reduce permanently the advisory fee payable by Invesco Van Kampen American Value Fund and Invesco Van Kampen Value Opportunities Fund, effective May 23, 2011; and (ii) remove the following series portfolios: Invesco Financial Services Fund, Invesco Mid-Cap Value Fund, Invesco Small Mid-Special Value Fund, Invesco Special Value Fund, Invesco Technology Sector Fund, Invesco U.S. Small Cap Value Fund, Invesco U.S. Small/Mid Cap Value Fund, Invesco Value Fund, Invesco Value II Fund, Invesco Van Kampen Capital Growth Fund, Invesco Van Kampen Enterprise Fund, Invesco Van Kampen Technology Fund and Invesco Van Kampen Utility Fund;

     NOW, THEREFORE, the parties agree that:

     1. Appendix A and Appendix B to the Agreement are hereby deleted in their entirety and replaced with the following:

                                  "APPENDIX A
                           FUNDS AND EFFECTIVE DATES

NAME OF FUND                                         EFFECTIVE DATE OF ADVISORY AGREEMENT
---------------------------------------------------  ------------------------------------
Invesco Energy Fund                                                     November 25, 2003

Invesco Gold & Precious Metals Fund                                     November 25, 2003

Invesco Leisure Fund                                                    November 25, 2003

Invesco Technology Fund                                                 November 25, 2003

Invesco Utilities Fund                                                  November 25, 2003

Invesco Technology Sector Fund                                          February 12, 2010

Invesco U.S. Mid Cap Value Fund                                         February 12, 2010

Invesco Value Fund                                                      February 12, 2010

Invesco Van Kampen American Value Fund                                  February 12, 2010

Invesco Van Kampen Comstock Fund                                        February 12, 2010

NAME OF FUND                                         EFFECTIVE DATE OF ADVISORY AGREEMENT
---------------------------------------------------  ------------------------------------
Invesco Van Kampen Mid Cap Growth Fund                                  February 12, 2010

Invesco Van Kampen Small Cap Value Fund                                 February 12, 2010

Invesco Van Kampen Value Opportunities Fund                             February 12, 2010

                                   APPENDIX B
                          COMPENSATION TO THE ADVISOR

     The Trust shall pay the Adviser, out of the assets of a Fund, as full compensation for all services rendered, an advisory fee for such Fund set forth below. Such fee shall be calculated by applying the following annual rates to the average daily net assets of such Fund for the calendar year computed in the manner used for the determination of the net asset value of shares of such Fund.

                              INVESCO ENERGY FUND
                      INVESCO GOLD & PRECIOUS METALS FUND
                              INVESCO LEISURE FUND
                            INVESCO TECHNOLOGY FUND
                             INVESCO UTILITIES FUND

NET ASSETS           ANNUAL RATE
-------------------  -----------
First $350 million      0.75%
Next $350 million       0.65%
Next $1.3 billion       0.55%
Next $2 billion         0.45%
Next $2 billion         0.40%
Next $2 billion        0.375%
Over $8 billion         0.35%

                    INVESCO VAN KAMPEN SMALL CAP VALUE FUND

NET ASSETS         ANNUAL RATE
------------------ -----------
First $500 million    0.67%
Next $500 million    0.645%
Over $1 billion       0.62%

                         INVESCO TECHNOLOGY SECTOR FUND


NET ASSETS         ANNUAL RATE
------------------ -----------
First $500 million    0.67%
Next $2.5 billion    0.645%
Over $3 billion       0.62%

                        INVESCO U.S. MID CAP VALUE FUND

NET ASSETS       ANNUAL RATE
---------------- -----------
First $1 billion    0.72%
Over $1 billion     0.65%

                               INVESCO VALUE FUND

NET ASSETS       ANNUAL RATE
---------------- ----------
First $1 billion    0.42%
Next $1 billion     0.37%
Next $1 billion     0.32%
Over $3 billion     0.27%

                     INVESCO VAN KAMPEN AMERICAN VALUE FUND

NET ASSETS           ANNUAL RATE
-------------------  -----------
First $500 million      0.72%
Next $535 million      0.715%
Next $31.965 billion    0.65%
Over $33 billion        0.64%

                        INVESCO VAN KAMPEN COMSTOCK FUND

NET ASSETS       ANNUAL RATE
---------------- -----------
First $1 billion    0.50%
Next $1 billion     0.45%
Next $1 billion     0.40%
Over $3 billion     0.35%

                     INVESCO VAN KAMPEN MID CAP GROWTH FUND

NET ASSETS         ANNUAL RATE
------------------ -----------
First $500 million    0.75%
Next $500 million     0.70%
Over $1 billion       0.65%

                  INVESCO VAN KAMPEN VALUE OPPORTUNITIES FUND

NET ASSETS               ANNUAL RATE
-----------------------  -----------
First $250 million         0.695%
Next $250 million           0.67%
Next $500 million          0.645%
Next $1.5 billion           0.62%
Next $2.5 billion          0.595%
Next $2.5 billion           0.57%
Next $2.5 billion          0.545%
Over $10 billion            0.52%

----------
2. In all other respects, the Agreement is hereby confirmed and remains in full force and effect.

     IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers on the date first written above.

                                                                AIM SECTOR FUNDS
                                                          (INVESCO SECTOR FUNDS)

Attest: /s/  Peter  Davidson        By:  /s/  John  M.  Zerr
        ------------------------         -----------------------
        Assistant  Secretary             John  M.  Zerr
                                         Senior Vice President

(SEAL)

                                                          INVESCO ADVISERS, INC.

Attest: /s/ Peter Davidson          By:  /s/ John M. Zerr
        -------------------------        -----------------------
        Assistant Secretary              John M. Zerr
                                         Senior Vice President

(SEAL)